Exhibit 99.1

TerraForm Power, Inc. Reports First Quarter 2015 Financial Results

•	Declares Q1 dividend increase of 20% to $0.325 per share ($1.30 per share on an annualized basis)

•	Increases 2015 dividend guidance to $1.35 per share and CAFD guidance to $225 million

•	Generates Cash Available for Distribution (“CAFD”) of $39 million in Q1

•	Grows operating asset portfolio to 1.7 GW and expands drop down inventory to 3.6 GW

•	Accelerates 167 MW organic drop downs from SunEdison and executes agreements to acquire 552 MW of Atlantic Power, Invenergy Solar, and Moose Power power plants

Bethesda, MD, May 7, 2015 (GLOBENEWSWIRE) – TerraForm Power, Inc. (Nasdaq: TERP), a global owner and operator of clean energy power plants, today reported first quarter 2015 financial results, including CAFD of $39 million for the quarter.

TerraForm Power also announced an increase in its 2015 dividend guidance to $1.35 per share from $1.30 per share and CAFD guidance to $225 million from $214 million.

"We are pleased to announce an increase in guidance and deliver a 20% dividend increase to our shareholders this quarter as a result of consistent execution of our long-term growth strategy.” said Carlos Domenech, Chief Executive Officer. "TerraForm Power continues to drive strong growth through accelerated drop downs from SunEdison and the conversion of our M&A pipeline into accretive acquisitions.”

Q1 Financial Results

TerraForm Power reported adjusted revenue of $75 million, Adjusted EBITDA of $52 million, and CAFD of $39 million in the first quarter. Revenue and Adjusted EBITDA reflect two months of operations of First Wind following the closing of the acquisition on January 29, 2015. Pro forma for a full quarter of economic ownership, revenue and Adjusted EBITDA would have been $86 million and $60 million, respectively.

Q1 Dividend Increase

TerraForm Power today announced that its Board of Directors declared a first quarter dividend for TerraForm Power’s Class A common stock of $0.325 per share, or $1.30 per share on an annualized basis. This reflects a 20% increase from the fourth quarter 2014 dividend of $0.27 per share, or $1.08 per share on an annualized basis. The dividend is payable on June 15, 2015 to shareholders of record as of June 1, 2015.

Third Party Acquisitions

Atlantic Power: On April 1, 2015, TerraForm Power announced the execution of a definitive agreement to acquire 521 MW of operating wind power assets located in Idaho and Oklahoma from Atlantic Power Corporation, for total equity consideration of $350 million. The portfolio is expected to generate annual CAFD of approximately $44 million over the next ten years. TerraForm Power is pursuing funding for the acquisition through a drop down warehouse facility in partnership with third party equity investors and SunEdison. TerraForm Power anticipates that the assets would initially be acquired by such a warehouse facility and would be dropped down into TerraForm Power at a future date.

Invenergy Solar: On May 4, 2015, TerraForm Power announced the purchase of two solar power plants from Invenergy LLC, located in Ontario, Canada. This acquisition will add approximately 25 MW of capacity to TerraForm Power’s portfolio upon closing, which is expected in the second quarter of 2015. The portfolio is expected to generate annual unlevered CAFD of approximately $10 million.

Moose Power: In addition to the previously announced acquisitions described above, TerraForm Power today announced an agreement for the acquisition of 14 solar power plants totaling approximately 6 MW from Moose Power Inc., a leading solar project developer and installer based in Toronto, Canada. The 14 projects are a mix of rooftop and ground-mount, all located in the province of Ontario, Canada. These plants are expected to generate annual unlevered CAFD of approximately $3 million. Additionally, pursuant to the acquisition agreement, TerraForm has a two year right of first refusal upon commercial operation of projects in Moose Power’s development pipeline.

First Wind Closing: As previously announced, on January 29, 2015, TerraForm Power and SunEdison completed the acquisition of First Wind Holdings, LLC.

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Accelerated Q1 Drop Downs

On March 31, 2015, TerraForm Power announced it acquired solar power plants comprising 167 MW from SunEdison during the first quarter of 2015. All of these power plants were on TerraForm Power's call right list, which comprises SunEdison power plants which TerraForm Power has the right to purchase once completed.

The acquired portfolio includes US distributed generation power plants representing 15 MW and eleven utility-scale, ground mount plants in the UK comprising 152 MW. Together, the plants are expected to contribute $17 million in CAFD in 2015, and generate annualized unlevered CAFD of $24 million.

Liquidity for Growth

As of March 31, 2015, TerraForm Power had total liquidity of $500 million, excluding restricted cash of $87 million. On May 1, 2015, TerraForm Power completed a $100M increase in the size of its 5-year secured revolving credit facility to $650 million. The $100 million incremental commitment was provided by JPMorgan Chase Bank, N.A. and Santander Bank, N.A.

“We continue to conservatively manage TerraForm Power’s balance sheet and liquidity in support of the Company’s long-term growth strategy,” said Alex Hernandez, TerraForm Power’s Chief Financial Officer. “Since the beginning of 2015, we have grown our revolving credit facility to $650 million, increased the tenor to 5 years, and expanded our bank group to 10 leading financial institutions. We continue to execute on our growth strategy while adhering to our conservative financial policy.”

2015 Outlook

TerraForm Power increases its full year 2015 dividend guidance to $1.35 per share and CAFD guidance to $225 million.

Conference Call Details

TerraForm Power’s management will host a conference call for investors on Thursday, May 7. Details are as follows:

Date:	Thursday, May 7, 2015

Time:	7:30 am EDT

Dial-in Information:	Toll-Free Dial-In:	+1 (844) 464-3938
	International Dial-In:	+1 (765) 507-2638
	Conference ID:	40230200

Webcast link:	http://edge.media-server.com/m/p/akijgsdo/lan/en

The presentation materials for the call and an archived recording of the call will be available following the call on the events page of the investor section of TerraForm Power's website at http://ir.terraform.com.

About TerraForm Power

TerraForm Power is a renewable energy leader that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: http://www.terraform.com.

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About SunEdison

SunEdison is the world’s largest renewable energy development company and is transforming the way energy is generated, distributed, and owned around the globe. The company develops, finances, installs, owns and operates renewable power plants, delivering predictably priced electricity to its residential, commercial, government and utility customers.  SunEdison is one of the world’s largest renewable energy asset managers and provides customers with asset management, operations and maintenance, monitoring and reporting services. Corporate headquarters are in the United States with additional offices and technology manufacturing around the world. SunEdison's common stock is listed on the New York Stock Exchange under the symbol "SUNE."  To learn more visit www.sunedison.com.

Safe Harbor Disclosure

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including with respect to expected Adjusted EBITDA, expected cash available for distribution, future earnings, future growth and financial performance, and its ability to arrange a warehouse facility timely or at all, and typically can be identified by the use of words such as "expect," "estimate," "anticipate," "forecast," "intend," "project," "target," "plan," "believe" and similar terms and expressions. Forward-looking statements are based on current expectations and assumptions. Although TerraForm Power believes that its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others: the failure of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; delays or unexpected costs during the completion of projects under construction; TerraForm Power's ability to successfully identify, evaluate and consummate acquisitions from SunEdison or third parties or changes in expected timing of any acquisitions; government regulation; operating and financial restrictions under agreements governing indebtedness; TerraForm Power's ability to borrow additional funds and access capital markets; TerraForm Power's ability to compete against traditional and renewable energy companies; TerraForm Power’s ability to integrate acquired power plants, including the First Wind assets; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends are subject to available capital, market conditions and compliance with associated laws and regulations.

TerraForm Power undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Adjusted EBITDA and cash available for distribution are estimates as of today's date, May 7, 2015, and are based on assumptions believed to be reasonable as of this date. TerraForm Power expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause TerraForm Power's actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect TerraForm Power's future results included in TerraForm Power's filings with the Securities and Exchange Commission (“SEC”) at www.sec.gov. In addition, TerraForm Power makes available free of charge at www.terraform.com copies of materials it files with, or furnishes to, the SEC.

Cash Available for Distribution (CAFD)

CAFD is a supplemental non-GAAP measure of TerraForm Power's ability to earn and distribute cash to investors. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income, net cash provided by (used in) operating activities or any other liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs.

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure which eliminates the impact on net income of certain unusual or non-recurring items and other factors that we do not consider indicative of future operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

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Contacts:

Media:

Matt Glasser

Finsbury for TerraForm Power

matthew.glasser@finsbury.com

+1 (646) 805-2063

Investors/Analysts:

Brett Prior

bprior@terraform.com

+1 (650) 889-8628

4

TERRAFORM POWER, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Operating revenues, net	$70,515	$11,880
Operating costs and expenses:
Cost of operations	16,820	460
Cost of operations - affiliate	3,643	352
General and administrative	9,939	98
General and administrative - affiliate	6,027	1,590
Acquisition and related costs	13,722	—
Acquisition and related costs - affiliate	436	—
Depreciation, accretion and amortization	31,891	3,241
Total operating costs and expenses	82,478	5,741
Operating (loss) income	(11,963)	6,139
Other expenses:
Interest expense, net	36,855	7,082
Loss on extinguishment of debt, net	20,038	—
Loss on foreign currency exchange, net	14,369	595
Other, net	480	—
Total other expenses, net	71,742	7,677
Loss before income tax benefit	(83,705)	(1,538)
Income tax benefit	(45)	(457)
Net loss	(83,660)	(1,081)
Less: Predecessor loss prior to initial public offering on July 23, 2014	—	(720)
Less: Net loss attributable to redeemable non-controlling interests	(169)	—
Less: Net loss attributable to non-controlling interests	(55,375)	(361)
Net loss attributable to TerraForm Power, Inc. Class A common stockholders	$(28,116)	$—

Weighted average number of shares:
Class A common stock - Basic and diluted	49,694
Loss per share:
Class A common stock - Basic and diluted	$(0.57)

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TERRAFORM POWER, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

ASSETS	March 31, 2015	December 31, 2014
Current assets:
Cash and cash equivalents	$153,423	$468,554
Restricted cash, including consolidated variable interest entities of $25,022 and $39,898 in 2015 and 2014, respectively	78,076	70,545
Accounts receivable, including consolidated variable interest entities of $25,650 and $16,921 in 2015 and 2014, respectively	58,258	31,986
Due from SunEdison and affiliates, net	18,155	—
Prepaid expenses and other current assets	29,274	22,620
Total current assets	337,186	593,705
Property and equipment, net, including consolidated variable interest entities of $1,539,607 and $1,466,223 in 2015 and 2014, respectively	3,429,630	2,554,904
Intangible assets, net, including consolidated variable interest entities of $234,954 and $259,004 in 2015 and 2014, respectively	454,928	361,673
Deferred financing costs, net	51,359	42,113
Deferred income taxes	87	4,606
Other assets	92,428	29,419
Total assets	$4,365,618	$3,586,420

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TERRAFORM POWER, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(CONTINUED)

(In thousands, except per share data)

LIABILITIES AND STOCKHOLDERS' EQUITY	March 31, 2015	December 31, 2014
Current liabilities:
Current portion of long-term debt and financing lease obligations, including consolidated variable interest entities of $20,986 and $20,907 in 2015 and 2014, respectively	$229,517	$84,104
Accounts payable, accrued expenses and other current liabilities, including consolidated variable interest entities of $27,060 and $27,284 in 2015 and 2014, respectively	81,146	82,605
Deferred revenue, including consolidated variable interest entities of $14,140 and $12,941 in 2015 and 2014, respectively	23,242	21,989
Due to SunEdison and affiliates, net	—	153,052
Total current liabilities	333,905	341,750
Other liabilities:
Long-term debt and financing lease obligations, less current portion, including consolidated variable interest entities of $621,336 and $620,853 in 2015 and 2014, respectively	1,965,161	1,568,517
Deferred revenue, including consolidated variable interest entities of $57,413 and $51,943 in 2015 and 2014, respectively	57,413	52,081
Deferred income taxes	5,983	7,702
Asset retirement obligations, including consolidated variable interest entities of $43,151 and $32,181 in 2015 and 2014, respectively	117,966	76,111
Other long-term liabilities	3,976	—
Total liabilities	2,484,404	2,046,161

Redeemable non-controlling interests	25,204	24,338
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding in 2015 and 2014	—	—
Class A common stock, $0.01 par value per share, 850,000 shares authorized, 55,952 and 42,218 issued and outstanding in 2015 and 2014, respectively.	535	387
Class B common stock, $0.01 par value per share, 140,000 shares authorized, 62,727 and 64,526 issued and outstanding in 2015 and 2014, respectively.	627	645
Class B1 common stock, $0.01 par value per share: 260,000 shares authorized, 5,840 issued and outstanding in 2015 and 2014	58	58
Additional paid-in capital	758,518	497,556
Accumulated deficit	(53,733)	(25,617)
Accumulated other comprehensive loss	(2,609)	(1,637)
Total TerraForm Power stockholders' equity	703,396	471,392
Non-controlling interests	1,152,614	1,044,529
Total stockholders' equity	1,856,010	1,515,921
Total liabilities, non-controlling interests and stockholders' equity	$4,365,618	$3,586,420

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TERRAFORM POWER, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(83,660)	$(1,081)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash incentive revenue	(647)	(127)
Non-cash interest expense	317	81
Stock compensation expense	5,144	—
Depreciation, accretion and amortization	31,891	3,241
Amortization of intangible assets	(336)	—
Amortization of deferred financing costs and debt discounts	7,709	488
Recognition of deferred revenue	(73)	(64)
Loss on extinguishment of debt	20,038	—
Unrealized loss on derivatives	4,302	—
Unrealized loss on foreign currency exchange	14,369	595
Deferred taxes	—	(451)
Other, net	881	(348)
Changes in assets and liabilities:
Accounts receivable	(20,985)	(7,507)
Prepaid expenses and other current assets	4,420	(7,470)
Accounts payable, accrued interest, and other current liabilities	417	18,112
Deferred revenue	6,658	1,577
Due to SunEdison and affiliates	(390)	(27,657)
Restricted cash from operating activities	(664)	—
Net cash used in operating activities	(10,609)	(20,611)
Cash flows from investing activities:
Cash paid to third parties for renewable energy facility construction	(82,758)	(103,047)
Other investments	(10,000)	—
Acquisitions of renewable energy facilities from third parties, net of cash acquired	(810,720)	(14,211)
Due to SunEdison and affiliates	(15,079)	—
Change in restricted cash	494	19,855
Net cash used in investing activities	(918,063)	(97,403)

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TERRAFORM POWER, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(CONTINUED)

(In thousands)

	Three Months Ended March 31,
	2015	2014
Cash flows from financing activities:
Proceeds from issuance of Class A common stock	342,192	—
Change in restricted cash for principal debt service	—	538
Proceeds from Senior Notes	793,712	—
Repayment of term loan	(573,500)	—
Borrowings of long-term debt	275,987	314,169
Principal payments on long-term debt	(2,910)	(568)
Due to SunEdison and affiliates, net	(148,998)	4,514
Contributions from non-controlling interests	10,497	545
Distributions to non-controlling interests	(12,884)	—
Repurchase of non-controlling interest	(54,694)	—
Distributions to SunEdison and affiliates	(16,659)	—
Net SunEdison investment	53,020	35,529
Payment of dividends	(15,125)	—
Debt prepayment premium	(6,429)	—
Payment of deferred financing costs	(30,667)	(15,267)
Net cash provided by financing activities	613,542	339,460
Net decrease in cash and cash equivalents	(315,130)	221,446
Effect of exchange rate changes on cash and cash equivalents	(1)	—
Cash and cash equivalents at beginning of period	468,554	1,044
Cash and cash equivalents at end of period	$153,423	$222,490

Supplemental Disclosures:
Cash paid for interest, net of amounts capitalized of $641 and $1,961, respectively	$12,497	$—
Cash paid for income taxes	$—	$—
Schedule of non-cash activities:
Additions of asset retirement obligation (ARO) assets and liabilities	$23,815	$—
ARO assets and obligations from acquisitions	$17,705	$—
Principal payments on long-term debt from solar renewable energy certificates	$330	$—
Long-term debt assumed in connection with acquisitions	$59,816	$—

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Appendix Table A-1: Reg. G: TerraForm Power, Inc.

2015 Guidance for IPO Portfolio: Estimated Cash Available for Distribution

(in thousands)	Year Ended December 31, 2015
Operating revenues	$493,000
Operating costs and expenses:
Costs of operations	109,700
Depreciation, amortization and accretion	170,400
General and administration (a)	25,700
Other non-recurring or non-cash expenses (b)	55,300
Total operating costs and expenses	361,100
Operating income	131,900
Interest expense, net	123,200
Other income	(1,400)
Income before income tax expense	10,100
Income tax expense	2,100
Net income	$8,000

Add:
Depreciation, amortization and accretion	$170,400
Interest expense, net	123,200
Income tax expense	2,100
Other non-recurring or non-cash expenses	55,300
Stock-based compensation	15,700
Other	7,400
Adjusted EBITDA (c)	$382,100

Adjustments to reconcile net income to net cash provided by operating activities:
Net income	$8,000
Depreciation, amortization and accretion	170,400
Non-cash items	23,700
Changes in assets and liabilities	8,500
Other non-recurring or non-cash expenses	55,300
Net cash provided by operating activities	$265,900

Adjustments to reconcile net cash provided by operating activities to cash available for distribution:
Net cash provided by operating activities	$265,900
Changes in assets and liabilities	(8,500)
Deposits into/withdrawals from restricted cash accounts	15,200
Cash distributions to non-controlling interests	(23,300)
Scheduled project-level and other debt service and repayments	(35,800)
Non-expansionary capital expenditures	(13,000)
Contributions received pursuant to agreements with SunEdison (d)	16,500
Other	8,000
Estimated cash available for distribution	$225,000

(a)	Reflects all costs of doing business associated with the forecast operating portfolio, including expenses paid by SunEdison in excess of the payments received under the Management Services Agreement, and stock compensation expense. Excludes expenses associated with acquisition and financing activities.

(b)	Includes non-recurring and other non-cash expenses including loss on extinguishment of debt, acquisition and other non-operating expenses, and loss on foreign exchange associated with the revaluation of intercompany loans.

(c)	Adjusted EBITDA and cash available for distribution are non-GAAP measures. You should not consider these measures as alternatives to net income (loss), determined in accordance with GAAP, or net cash provided by operating activities, determined in accordance with GAAP.

(d)	Primarily represents contributions received from SunEdison pursuant to the Interest Payment Agreement, which we expect will be satisfied upon the scheduled interest payment on the Senior Notes on August 1, 2017.

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Appendix Table A-2: Reg. G: TerraForm Power, Inc.

Reconciliation of Net Income to Adjusted EBITDA

Adjusted EBITDA

We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities. In addition, Adjusted EBITDA is used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget.

The following table presents a reconciliation of net loss to Adjusted EBITDA:

(In thousands)	Three Months Ended March 31, 2015
Net (loss) income	$(83,660)
Interest expense, net (a)	36,855
Income tax benefit	(45)
Depreciation, accretion and amortization (b)	31,555
General and administrative - affiliate (c)	6,027
Stock-based compensation	5,144
Acquisition and related costs, including affiliate (d)	14,158
Other non-operating general and administrative expenses related to financing transactions (e)	823
Unrealized loss on derivatives (f)	4,302
Loss on extinguishment of debt, net (g)	20,038
Non-recurring facility-level non-controlling interest member transaction fees (h)	2,753
Loss on foreign currency exchange, net (i)	14,369
Adjusted EBITDA	$52,319

(a)	In connection with the amended Interest Payment Agreement between SunEdison and the Company, SunEdison will pay a portion of each scheduled interest payment on the Senior Notes, beginning with the first scheduled interest payment on August 1, 2015 and continuing through the scheduled interest payment on August 1, 2017, up to a maximum aggregate amount of $48.0 million. During the three months ended March 31, 2015, the Company received an equity contribution of $4.0 million from SunEdison pursuant to the Interest Payment Agreement.

(b)	Includes $336 of net amortization of intangible assets related to above market rate and below market rate energy revenue contracts included within operating revenues for the three months ended March 31, 2015.

(c)	Represents the non-cash allocation of SunEdison's corporate overhead. In conjunction with the closing of the IPO on July 23, 2014, we entered into the Management Services Agreement with SunEdison, pursuant to which SunEdison provides or arranges for other service providers to provide management and administrative services to us. Cash payments to SunEdison for these services during the three months ended March 31, 2015 totaled $0.7 million. The cash fees payable to SunEdison will be capped at $4.0 million in 2015, $7.0 million in 2016, and $9.0 million in 2017. The amount of general and administrative expenses in excess of the fees paid to SunEdison in each year will be treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA.

(d)	Represents transaction related costs, including affiliate acquisition costs, associated with the acquisitions completed during the three months ended March 31, 2015.

(e)	Represents non-operating fees and expenses related to our debt and equity financing transactions.

(f)	Represents the change in the fair value for commodity contracts not designated as hedges.

(g)	We recognized a net loss on extinguishment of debt of $20.0 million for the three months ended March 31, 2015 due primarily to the early termination of the Term Loan and its related interest rate swap, the exchange of the previous revolver to the Revolver and prepayment of premium paid in conjunction with the payoff of First Wind indebtedness at the acquisition date.

(h)	Represents non-recurring plant-level professional fees attributable to tax equity transactions entered into during the three months ended March 31, 2015.

(i)	We incurred a net loss on foreign currency exchange of $14.4 million for the three months ended March 31, 2015, primarily driven by unrealized losses on the remeasurement of intercompany loans which are denominated in British pounds.

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Appendix Table A-3: Reg. G: TerraForm Power, Inc.

Reconciliation of Cash flows from operating activities to CAFD

Cash Available for Distribution

We believe cash available for distribution is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. In addition, cash available for distribution is used by our management team for internal planning purposes.

The following table presents a reconciliation of cash flows from operating activities to CAFD for the periods presented:

(In thousands)	Three Months Ended March 31, 2015
Adjustments to reconcile net cash used in operating activities to cash available for distribution:
Net cash used in operating activities	$(10,609)
Changes in assets and liabilities	10,544
Deposits into/withdrawals from restricted cash accounts	2,685
Cash distributions to non-controlling interests	(9,349)
Scheduled project-level and other debt service and repayments	(1,246)
Contributions received pursuant to agreements with SunEdison	6,153
Other:
Acquisition and related costs, including affiliates	14,158
Change in accrued interest	8,718
General and administrative - affiliate (a)	6,694
Non-recurring facility-level non-controlling interest member transaction fees	2,753
First Wind economic ownership adjustment (b)	7,211
Other	$1,488
Estimated cash available for distribution	$39,200

(a)	Represents the non-cash allocation of SunEdison's corporate overhead. In conjunction with the closing of the IPO on July 23, 2014, we entered into the Management Services Agreement with SunEdison, pursuant to which SunEdison provides or arranges for other service providers to provide management and administrative services to us. Cash payments to SunEdison for these services during the three months ended March 31, 2015 totaled $0.7 million. The cash fees payable to SunEdison will be capped at $4.0 million in 2015, $7.0 million in 2016, and $9.0 million in 2017. The amount of general and administrative expenses in excess of the fees paid to SunEdison in each year will be treated as an addback in the reconciliation of net cash used in operating activities to estimated cash available for distribution.

(b)	Per the terms of the First Wind acquisition, TerraForm received the economic benefit of the First Wind operating assets effective January 1, 2015. This amount represents the CAFD that accrued to TerraForm Power from January 1, 2015 through January 29, 2015, the day of close of the acquisition.

We define “cash available for distribution” or “CAFD” as net cash provided by operating activities of Terra LLC as adjusted for certain other cash flow items that we associate with our operations. It is a non-GAAP measure of our ability to generate cash to service our dividends. As used in this news release, cash available for distribution represents net cash provided by (used in) operating activities of Terra LLC (i) plus or minus changes in assets and liabilities as reflected on our statements of cash flows, (ii) minus deposits into (or plus withdrawals from) restricted cash accounts required by project financing arrangements to the extent they decrease (or increase) cash provided by operating activities, (iii) minus cash distributions paid to non-controlling interests in our projects, if any, (iv) minus scheduled project-level and other debt service payments and repayments in accordance with the related borrowing arrangements, to the extent they are paid from operating cash flows during a period, (v) minus non-expansionary capital expenditures, if any, to the extent they are paid from operating cash flows during a period, (vi) plus cash contributions from SunEdison pursuant to the Interest Payment Agreement, (vii) plus operating costs and expenses paid by SunEdison pursuant to the Management Services Agreement to the extent such costs or expenses exceed the fee payable by us pursuant to such agreement but otherwise reduce our net cash provided by operating activities and (viii) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations, with the approval of the audit committee. Our intention is to cause Terra LLC to distribute a portion of the cash available for distribution generated by our project portfolio to its members each quarter, after appropriate reserves for our working capital needs and the prudent conduct of our business.

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Appendix Table A-4: Reg. G: TerraForm Power, Inc.

Reconciliation of Revenue to Adjusted Revenue

Adjusted Revenue

We believe Adjusted Revenue is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. In addition, Adjusted EBITDA is used by our management for internal planning purposes, including for certain aspects of our consolidating operating budget.

The following table presents a reconciliation of Revenue to Adjusted Revenue:

Three Months Ended
(in thousands)	March 31, 2015
Adjustments to reconcile revenue to adjusted revenue
Revenue	$70,515
Fair value changes in derivatives (1)	4,302
Amortization of acquired PPA intangible assets (2)	(336)
Other	156
Adjusted revenue	$74,637

(1)	Represents the change in the fair value of commodity contracts not designated as hedges.

(2)	As of March 31, 2015, the Company had power purchase agreement ("PPA") intangible assets representing long term electricity sales agreements. PPA intangible assets are amortized on a straight line basis over the life of the agreements, which typically range from 10 to 25 years. Amortization expense related to the PPA intangible assets is recorded on the consolidated statements of operations either as a reduction of energy revenue or within depreciation, accretion and amortization expense.

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